Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 12, 2019, in the Registration Statement (Form S-1) and related Prospectus of Morphic Holding, Inc. dated May 30, 2019.

/s/ Ernst & Young LLP

Boston, Massachusetts

May 30, 2019